Delek Logistics Partners, LP Investor Presentation March 2018 Exhibit 99.1

2 Disclaimers These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”, “DKL” or “Delek Logistics”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our substantial dependence on Delek US Holdings, Inc. (“Delek”) (NYSE: DK) or its assignees and their respective ability to pay us under our commercial agreements; the age and condition of our assets and operating hazards and other risks incidental to transporting, storing and gathering crude oil, and intermediate and refined products including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and tank failures; the timing and extent of changes in commodity prices and demand for refined products; the suspension, reduction or termination of Delek's or its assignees' or any third-party's obligations under our commercial agreements; the results of our investments in joint ventures; the ability to secure commercial agreements with Delek or third parties upon expiration of existing agreements; an inability of Delek to grow as expected and realize the synergies and the other expected benefits of its merger with Alon USA Energy, Inc. (“Alon USA”)and Alon USA Partners, LP; as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits, the ability to successfully integrate the businesses of Delek and Alon USA; our ability to successfully integrate acquired businesses; adverse changes in laws including with respect to tax and regulatory matters; and other factors discussed in our filings with the United States Securities and Exchange Commission. Forward looking statements include, but are not limited to, statements regarding: distributions per LP unit growth; unit repurchases; growth, financial strength, refining capacity, flexibility, strategic positioning and crude access of our sponsor; growth of Permian Basin production, production economics and efficiencies, takeaway capacities, access thereto by our Sponsor and our ability to benefit therefrom; growth, dropdowns and organic projects including the amount and value thereof, EBITDA therefrom and our ability to successfully complete such transactions; contractual arrangements with our sponsor or others and their terms, fees and volumes; improved performance, financial flexibility, coverage and leverage; our joint venture projects including the growth, benefits, operations and risks thereof; our pipelines including current or future demand, capacity, tariffs, growth and profitability; benefits to our wholesale business from Permian activity or otherwise; improvements to our asset base; and, continued safe, reliable and profitable operations. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek Logistics believes that the presentation of earnings before interest, taxes, depreciation and amortization (“EBITDA”), forecasted annualized EBITDA, distributable cash flow and distribution coverage ratio provides useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA, distributable cash flow and distribution coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, distributable cash flow and distribution coverage ratio have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see reconciliations of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix.

Investment Highlights

Overview (NYSE: DKL)	• Current Price: $27.75/unit [1] • Market Capitalization: $670.5 million [1] • Current Distribution: $0.725/LP unit qtr.; $2.90/LP unit annualized[2] • Current Yield: 10.5% [1][2] • Distribution per LP unit growth rate target = minimum of 10% annually through 2019
Conservative Financial Position	• 4Q17 Net income of $18.9 million and EBITDA of $ 31.2 million [3] • $511.1 million credit availability at December 31, 2017; Total leverage 3.8x • 4Q17 Net cash from operating activities of $9.8 million, distributable cash flow (DCF) of $21.9 million and distribution coverage ratio of 0.96x
Stable Cash Flow Focused	• Primarily traditional MLP assets/structure • Inflation-indexed fees for most contracts • Primarily long initial term fee-based contracts with minimum volume commitments
Growth Oriented	• Nine acquisitions since July 2013; generally in 8x-10x valuation range based on initial annualized EBITDA[4] including Big Spring drop down in March 2018 • Two joint venture pipeline development projects - RIO in the Permian Basin completed Sept. 2016; Caddo completed Jan. 2017
Sponsor - Delek US (NYSE: DK)	• Currently owns approximately 63.5%, incl. 2% GP interest [5] • Majority of DKL assets support DK refining system • $30 million DKL limited partner unit repurchase authorization in place • Acquired remaining shares in Alon USA on July 1, 2017

(1) Based on price per common limited unit as of close of trading on March 27, 2018.
(2) Annualized distribution based on quarterly distribution for quarter ended December 31, 2017 that was paid on February 12, 2018.
(3) For reconciliation please refer to pages 30 and 31.
(4) Annualized EBITDA estimates based on expected performance at the time of purchase. Actual results will vary based on market conditions, operating rates and expenses.
(5) Currently 5.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US.

3

Delek US – A Growth Oriented, Financially Strong Sponsor

Operational Strength	• 302,000 bpd of refining capacity in Texas, Arkansas, Louisiana • Access to crude / product terminals, pipeline and storage assets
Financial Strength	• Current DK $3.4 billion equity market value and $3.9 billion enterprise value[(1)(2)] • At December 31, 2017 Delek US had $533.8 million net debt and $931.8 million in cash [(1)]
Growth Oriented [(4)]	• On July 1, 2017, acquired the remaining 53% of the outstanding common stock of Alon USA (NYSE:ALJ) that Delek US did not already own • Created a premier Permian-based refining system with approximately 300,000 bpd of refining capacity and additional logistics EBITDA for future potential dropdowns to DKL

Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution[(1)]

REFINING

- 302,000 BPD in total

El Dorado, AR
- 80,000 BPD
- 10.2 complexity

Tyler, TX
- 75,000 BPD
- 8.7 complexity

Krotz Springs, LA
- 74,000 BPD
- 8.4 complexity

Big Spring, TX
- 73,000 BPD
- 10.5 complexity

LOGISTICS [(3)]

- 10 Terminals [(5)]
- Approx. 1,290 miles of pipelines
- 11.4 million bbls storage capacity [(5)]

RETAIL

- Approx. 300 locations in Southwest US

OTHER

- Asphalt and renewable operations



WOODFORD BASIN
CUSHING
ALBUQUERQUE
PERMIAN BASIN
WICHITA FALLS
LUBBOCK
BIG SPRING
DALLAS
WEST TEXAS GULF
TYLER
SAN ANGELO
AMDEL
TUCSON
EL PASO
RED RIVER
PALINE
MILLENNIUM
LOLA
LITTLE ROCK
EL DORADO
MEMPHIS
MID VALLEY
NASHVILLE
BRENTWOOD
ST JAMES
KROTZ SPRINGS
EAGLE FORD BASIN
DELEK REFINERIES
DKL TERMINAL
DELEK ASPHALT TERMINAL
DELEK RENEWABLES
RETAIL CITIES
THIRD PARTY TERMINAL
DKL CRUDE PIPELINE
DKL JOINT VENTURE CRUDE PIPELINES
THIRD PARTY CRUDE PIPELINES
THIRD PARTY PRODUCT PIPELINES
LONGVIEW, TEXAS
CORPORATE HEADQUARTERS

(1) As of December 31, 2017 financial statements in the Delek US 10K filed on March 1, 2018.
(2) As of March 27, 2018 trading for Delek US stock.
(3) Consists of ownership in Delek Logistics.
(4) Delek US closed the Alon USA transaction on July 1, 2017.
(5) Amounts include the Big Spring logistics assets drop down that closed in March 2018 with an effective date of March 1, 2018.

4

Delek Operates Premier Permian-Based Refining System DKL positioned to provide logistics support for 302,000 bpd of Crude Throughput Capacity (~69% Permian Basin Based) 5 • Premier Permian-based refining company • 7th largest independent refiner with 302,000 barrels per day crude throughput capacity • Access to approximately 207,000 barrels per day of Permian-sourced crude • Largest exposure to Permian crude of the independent refiners as percentage of crude slate • Permian Basin production expected to continue to grow • Improved drilling efficiencies have benefited production economics • DKL positioned to benefit by providing future logistics support to a larger refining system Permian Basin Crude Oil Production Growth (1) Permian Crude Access as % of Crude Slate (2) 1) Company estimates; current production based on EIA for February 2018, March 12, 2018 Drilling Productivity Report. 2) TPH Research; Crude slate - TSO includes WNR acquisition; PBF includes both Chalmette & Torrance 0% 20% 40% 60% 80% % o f cr u d e sl at e 0.9 0.9 1.0 1.2 1.4 1.6 1.9 2.0 2.5 3.3 3.9 2009 2010 2011 2012 2013 2014 2015 2016 2017E 2018E 2019E Current production Feb. 2018: 3.0m bpd

Increased Drop Down Inventory plus Organic Project Creates Platform to Support Logistics Growth 6 Potential Growth for DKL • Delek Logistics provides platform to unlock logistics value • Increased access to Permian and Delaware basin through presence of Big Spring refinery • Improves ability to develop crude oil gathering and terminalling assets • Big Spring Logistics assets dropdown closed effective March 1, 2018 • $40 million est. annualized EBITDA(2) • Completed Paline Pipeline expansion in early March 2018 • Capacity to 42,000 bpd from 35,000 bod • $8 million est. annualized EBITDA uplift • Potential Drop Down Inventory: • Krotz Springs Assets - $30 million to $34 million EBITDA/ year (2) 1) Information for illustrative purposes only to show potential based on estimated dropdown assets listed. Actual amounts will vary based on market conditions, which assets are dropped, timing of dropdowns, timing of Paline Pipeline 7,000 bpd capacity expansion, actual performance of the assets and Delek Logistics in the future. 2) Please see page 32 and 33 for a reconciliation of EBITDA for Big Spring and Krotz Springs. Strong EBITDA Growth Profile Supporting Distribution Growth (1) $115 $8 $40 $32 $196 $- $50.0 $100.0 $150.0 $200.0 $250.0 DKL EBITDA 2017 Annualized EBITDA - Paline expansion March 2018 Big Spring Drop Down Inventory March 2018 Krotz Springs Drop Down Inventory Total EBITDA Potential ($ in millions) Note: based on DKL LTM EBITDA + potential dropdowns + Paline expansion Target 2019

Delek Logistics Partners, LP Overview

8 Logistics Assets Positioned to Benefit from Permian Basin Activity Growing logistics assets support crude sourcing and product marketing for customers • ~805 miles (1) of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX • ~ 600 mile crude oil gathering system in AR • Storage facilities with 10 million barrels (2) of active shell capacity • Rail Offloading Facility Pipelines/Transportation Segment • Wholesale and marketing business in Texas • 10 light product terminals: (2) TX, TN, AR • Approx. 1.4 million barrels (2)of active shell capacity Wholesale/Terminalling Segment (1) Includes approximately 240 miles of leased pipeline capacity. (2) Amounts include the Big Spring drop down that closed in March 2018 with an effective date of March 1, 2018.

Contract Highlights • The Lion Pipeline System and SALA Gathering System are supported by a long-term contract that includes three take-or-pay commitments • Initial term of 5 years, maximum term of 15 years (2) • Crude oil transportation throughput of 58 MBbl/d in Q4 2017, supported by a MVC of 46 MBbl/d (3) • Refined products transportation throughput of 55 MBbl/d in Q4 2017, supported by a MVC of 40 MBbl/d • Crude oil gathering throughput of 15 MBbl/d in Q4 2017, supported by a MVC of 14 MBbl/d • East Texas Wholesale Marketing: contractual agreement with DK with MVC of 50 MBbl/d 1) Based on percentage of 2017 gross margin earned from contracts. Duration excludes automatic renewal at Delek US’ option in future periods. 2) Maximum term assumes an extension of the commercial agreement pursuant to terms thereof. 3) Volumes gathered on the SALA Gathering System will not be subject to an additional fee for transportation on the Lion Pipeline System. 4) Gross margin generated from the minimum volume commitment provisions of each contract. 5) Gross margin generated by throughput volumes above the minimum volume commitment provision of each contract. 6) Gross margin generated by assets without contracts. 9 $23 $25 $26 $25 $28 $31 $32 $31 $32 $31 $28 $28 $29 $30 $28 $27 $3 $4 $4 $4 $3 $4 $5 $4 $4 $4 $4 $4 $3 $5 $5 $5 $6 $11 $4 $10 $4 $4 $4 $2 $1 $3 $2 $3 $5 $7 $9 $13 $31 $40 $34 $39 $35 $40 $41 $38 $37 $39 $34 $36 $37 $42 $41 $45 73% 62% 76% 65% 81% 78% 77% 82% 85% 79% 81% 79% 78% 73% 67% 61% $0 $10 $20 $30 $40 $50 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q $ in m ill io n s Contracted Min Gross Margin Contracted Excess Gross Margin Uncontracted Gross Margin Contracted Min Gross Margin (% of Total) 61% of 4Q17 Gross Margin from Minimum Volume Commitments 23% 1% 57% 19% < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years Duration of Contracts as of 4Q17 (1) (4) (5) (6) Multi-Year Contracts with Firm Commitments / MVCs 2017 2015 2016 2014

Improving Performance and Financial Flexibility to Support Growth 10 1) Reconciliation provided on page 30. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Also excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. Tyler assets were acquired in July 2013 and El Dorado assets acquired Feb. 2014. 2) Reconciliation on pg. 31. 3) Reconciliation on pg. 30. Solid Net Income and EBITDA performance since IPO in Nov. 2012 $47.8 $72.0 $66.8 $62.8 $69.4 $63.8 $95.4 $96.5 $97.3 $115.0 -$10.0 $10.0 $30.0 $50.0 $70.0 $90.0 $110.0 $130.0 2013 (1) 2014 (1) 2015 (2) 2016 (2) 2017 (2) $ in m ill io n s Net Income EBITDA $52.9 $80.3 $81.1 $81.7 $85.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 2013 2014 2015 2016 2017 $ in m ill io n s Distributable Cash Flow DCF supported distribution growth (3) $242.7 $251.8 $351.6 $392.6 $179.9 $440.8 $347.0 $301.4 $511.1 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/14 12/31/15 12/31/16 12/31/2017 $ in m ill io n s Revolver Excess Capacity Revolver Borrowings $250 million 6.75% Sr. Notes (net of discount/fees) Financial Flexibility to support continued growth

11 (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage ratio based on distributable cash flow divided by distribution amount in each period. Please see page 30 for reconciliation. (3) 4Q17 based on total distributions paid on February 12, 2018. (4) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015. (5) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 3.47x 3.70x 3.85x 3.83x 3.88x 3.72x 3.77x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 DKL: Increased Distribution with Conservative Coverage and Leverage Distribution per unit has been increased twenty consecutive times since the IPO Distribution Coverage Ratio (2)(3)(4) Leverage Ratio (5) $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 $0.630 $0.655 $0.680 $0.690 $0.705 $0.715 $0.725 MQD (1)1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Increased 93.3% through 4Q 2017 distribution 1.39x 1.32x 1.35x 1.30x 1.61x 2.02x 1.42x 1.67x 1.25x 1.49x 1.47x 1.18x 1.20x 1.29x 0.98x 1.00x 0.88x 1.06x 0.97x 0.96x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q16 1Q17 2Q17 3Q17 4Q17 Avg. 1.35x in 2013 Avg. 1.68x in 2014 Avg. 1.35x in 2015 Avg. 1.11x in 2016 Avg. 0.97x in 2017

Going Forward Assets Positioned for Permian Basin Growth

13 Production continued to grow through crude oil price volatility Permian Basin Attractive Drilling Economics Support Growth Crude Oil Production Grew Despite Rig Decline (1) • Crude oil production benefited by low breakeven costs and improved efficiencies • As crude oil prices have increased, rig count has followed • Expected crude oil production growth to average approximately 700,000 bpd in 2018 and 2019 • Delek US has access to approximately 207,000 bpd of Permian Crude Permian Basin Crude Oil Production Growth (2) 0.9 0.9 1.0 1.2 1.4 1.6 1.9 2.0 2.5 3.3 3.9 2009 2010 2011 2012 2013 2014 2015 2016 2017E 2018E 2019E Current production Feb. 2018: 3.0m bpd - 500 1,000 1,500 2,000 2,500 3,000 3,500 Jan-0 7 Ju n -0 7 N o v-0 7 A p r-0 8 Se p -0 8 Fe b -0 9 Ju l-0 9 D ec -0 9 May-1 0 O ct -1 0 Ma r-1 1 A u g-1 1 Jan-1 2 Ju n -1 2 N o v-1 2 A p r-1 3 Se p -1 3 Fe b -1 4 Ju l-1 4 D ec -1 4 May-1 5 O ct -1 5 Ma r-1 6 A u g-1 6 Jan-1 7 Ju n -1 7 N o v-1 7 0 100 200 300 400 500 600 P ro d u ctio n , 000 b p d A cti ve R ig C o u n t Rig Count Oil Prod. (MBbl/d) 1) EIA production data through February 2018, March 12, 2018 Drilling Productivity Report; Baker Hughes rig count as of Mar. 16, 2018. 2) Company estimates; current production based on EIA for February 2018, March 12, 2018 Drilling Productivity Report

14 Big Spring Logistics Asset Dropdown 1) Reconciliation on pg. 33. • Drop down closed in March with an effective date of March 1, 2018 • Purchase price of $315.0 million which equates to a 7.8x EBITDA multiple. • Forecasted annualized EBITDA of $40.2M (1) • Financed through a combination of cash on hand and borrowings on the revolving credit facility. • This acquisition consists of: • Storage tanks and salt wells – ~2.9 million barrels of aggregate shell capacity, consisting of 62 tanks, 4 salt wells and ancillary assets, including piping and pumps located at the refinery • Product terminals – Consists of an asphalt terminal that operated at 3,900 bpd during 2H17 and a light products terminal with 54,000 bpd throughput capacity, which operated at 28,000 bpd during 2H17 • Marketing agreement – Delek US will enter into a new wholesale marketing agreement whereby Delek Logistics will provide services necessary to market various refinery products produced at the Big Spring refinery. During 2H17, total sales volume for products to be covered by this agreement was ~74,700 bpd

15 Joint Venture with Green Plains 1) Reconciliation on pg. 33. • On February 20, 2018 announced a joint venture with Green Plains Partners intended to purchase third party logistics assets • Potential Acquisition • Two light products terminals – Caddo Mills, TX and North Little Rock, AR • Expected to be purchased from an affiliate of American Midstream for $138.5 million in cash • Subject to customary closing conditions and regulatory approval, including clearance under the Hart-Scott-Rodino (HSR) Act • Joint Venture Structure • If the potential acquisition is approved, immediately prior to closing Delek Logistics would contribute its North Little Rock, Arkansas terminal and the Greenville tank farm located in Caddo Mills, Texas location plus approximately $57.25 million in cash • At closing, Green Plains would contribute approximately $81.25 million in cash • Joint venture would be equally owned and controlled by Delek Logistics and Green Plains Partners • Forecasted Performance • Forecasted annualized EBITDA of $19.2 million (1) in 2019 at joint venture

Caddo Pipeline ■ Delek Logistics (50%)/Plains (50%) ■ Cost: $123 million ■ Capacity: 80,000 Bbl/d ■ Length: 80 miles ■ Completed: January 2017 ■ Provides additional logistics support to El Dorado refinery with third crude supply source Rio Pipeline (Delaware Basin) ■ Andeavor (67%)/ Delek Logistics (33%) ■ Cost: $119 million ■ Capacity: 55,000 Bbl/d ■ Length: 109 miles ■ Completed: September 2016 ■ Benefiting from increased drilling activity in the area; offers connection to Midland takeaway pipelines ■ Delek US is an anchor shipper on both projects 16 Joint Venture Pipeline Projects Create platforms for future growth; Ability to leverage Permian position

Note: The previous contract that expired on June 30, 2016 had 35,000 Bbl/d of mainline capacity reserved for third parties to use exclusively during a term that began on January 1, 2015. Delek Logistics elected to extend the contract at 10,000 Bbl/d from July 1, 2016 to December 31, 2016. Following the December 31, 2016 expiration, volume shipped is subject to the FERC tariff and incentive rates that are currently in place. 17 Asset Overview: Paline Pipeline • Approximately 195 mile 35 kbpd crude oil pipeline – Longview, TX south to Beaumont • Allows shippers ability ship Midland or Cushing crude barrels to the Gulf Coast • Increased demand for space on pipeline as crude oil differentials have widened • Increasing temporary FERC tariff based on demand • Base FERC rate at $1.50/bbl • Effective March 1 implemented TSA of $0.75/bbl at 30,000 bbl/d or greater for 1 year contract • Increased capacity in March 2018 • Added pump capacity to achieve 42,000 bpd • Evaluating potential for additional capacity

18 West Texas Wholesale Business Benefiting from Permian Activity West Texas Wholesale and Marketing Gross Margin 13,377 Bbl/d 14,353 Bbl/d 15,493 Bbl/d 16,523 Bbl/d 18,156 Bbl/d 16,707 Bbl/d 16,357 Bbl/d (1) (1) (1) (1) ($ in millions) Substantial Increase in Permian Production Expected(3) 14,467 Bbl/d 13,257 Bbl/d (1) (1) 1) RINs gross margin benefit included in the 2013 west Texas gross margin per barrel was approximately $6.4 million, or $0.99/Bbl, 2014 gross margin included $4.6 million, or $0.75/Bbl, 2015 gross margin included $5.3 million, or $0.89/Bbl, 2016 gross margin included $6.7 million, or $1.39/Bbl, 3Q16 YTD gross margin included $4.6 million, or $1.29/Bbl, and 3Q17 gross margin included $3.9 million, or $1.05/Bbl. 2) Source: Baker Hughes Drilling Rig report through March 16, 2018. 3) Company estimates; current production based on EIA for February 2018. $7.2 $7.6 $8.5 $15.5 $14.0 $28.2 $8.0 $6.9 $20.3 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 2014 2015 2016 2017 13,377 Bbl/d 14,353 Bbl/d 15,493 Bbl/d 16,523 Bbl/d 18,156 Bbl/d 16,707 Bbl/d 16,357 Bbl/d 13,257 Bbl/d • Operates in an area around the Permian Basin; Complementary to Delek US refining/retail in region • Purchases refined products from third parties for resale at owned and third party terminals in west Texas • Includes ethanol blending activity • Positioned to benefit from positive industry dynamics: • Drilling rig count has increased since May 2016, there are currently 437 rigs operating in the Permian Basin(2) • Improved efficiencies in the Permian Basin have benefitted rig production levels • Forecast for continued production growth • Current takeaway pipeline capacity is adequate • Potential for tight production/takeaway capacity in future 13,817 Bbl/d 0.9 0.9 1.0 1.2 1.4 1.6 1.9 2.0 2.5 3.3 3.9 2009 2010 2011 2012 2013 2014 2015 2016 2017E2018E2019E Current production Feb. 2018: 3.0m bpd

Several Visible Pathways for Potential Growth

Ability to Leverage Relationship with Delek US

Potential Benefits from DK Acquisition of ALJ	▪ Delek US acquired the remaining 53% of the outstanding common stock of Alon USA that it did not already own on July 1, 2017 ▪ Created the premier Permian-based refining system with ~200,000 bpd of Permian crude access (1) ▪ DKL well positioned to support future logistics projects in the Permian Basin for this system ▪ Potential for $30 to $34 million of logistics EBITDA to be dropped down to DKL in the future(2)
Benefit from Growth	▪ Potential improvement in throughput capability and/or flexibility at Delek US' refineries(3) can be supported by DKL logistics assets

Focus on continued distribution growth

Distribution	▪ Target 10% minimum distribution per LP unit annual growth through 2019 ▪ Driven by organic growth at DKL and potential increased drop down inventory at sponsor ▪ Contracts that expired in 2017 have been extended by Delek US for additional five year option
Organic Growth	▪ Joint venture pipeline projects ▪ Focus on incremental improvements in existing asset base
Opportunities	▪ Potential growth in RIO and Caddo joint venture projects ▪ Greenfield pipeline projects in Midland

Financial Flexibility provides ability to be opportunistic

Acquisitive Growth	▪ Proven ability to make 3rd party asset acquisitions (5 since 2013) ▪ Ability to utilize relationship with Delek US to make acquisitions (asset/corporate)

(1) Please see slide 5 for additional information related to Delek US' position in the Permian.
(2) Please see slide 6 for additional information related potential drop down assets at Delek US.
(3) Based on Delek US' announced changes for its refineries; actual results may vary based on each refinery's respective operating rate.

Delek LOGISTICS

19

Peer Comparisons(1) 20 Current Yield as of 3/27/2018 Leverage Ratio (1) 3.2x 3.3x 3.4x 3.6x 3.8x 4.0x 4.0x 4.1x 4.4x 5.4x - 1.0 2.0 3.0 4.0 5.0 6.0 PSXP MMP VLP MPLX DKL ETP ANDX EPD HEP PAA 14.1% 10.5% 10.5% 9.7% 9.1% 7.4% 7.0% 6.4% 5.9% 5.6% 5.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ETP DKL PBFX HEP ANDX MPLX EPD MMP VLP PAA PSXP (1) Based on 4Q 2017 reported results. Peer information based on company reports and Factset/NASDAQ.

21 Questions and Answers Majority of assets support Delek US’ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US related to capex/opex reimbursement and limit Delek US force majeure abilities Limited commodity price exposure Primarily traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 23  Inland refinery located in East Texas  75,000 bpd, 8.7 complexity  Processes inland light sweet crudes El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 10.2 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude (1) As reported by Delek US.  Located in the Permian Basin  73,000 bpd, 10.5 complexity  Processes WTI and WTS crude Krotz Springs Refinery (1) Big Spring Refinery (1)  74,000 bpd, 8.4 complexity  Permian Basin, local and Gulf Coast crude sources

Asset Overview: Lion Pipeline System and SALA Gathering 24 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Crude price environment plays role in production from local producers. 15,900 17,676 20,747 22,152 22,656 20,673 17,756 15,871 - 5,000 10,000 15,000 20,000 25,000 30,000 2010 2011 2012 2013 2014 2015 2016 2017 B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 46,515 47,906 54,960 56,555 59,362 49,694 53,461 57,366 52,071 51,927 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2013 2014 2015 2016 2017 B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) Refined product (bpd) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline to move finished products. • Crude and light product throughput benefitted from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amount in 2010 are based on previous ownership data.

19 13 75 97 107 122 124 2011 2012 2013 2014 2015 2016 2017 Terminalling Assets (1) • Refined products terminalling services for Delek US and/or third parties • Comprised of terminals located in: • Memphis and Nashville, TN; • Big Spring (asphalt and light products), Tyler, Big Sandy (1) and Mt. Pleasant, TX; • El Dorado and North Little Rock, AR • Duncan, OK • Delek US Tyler refinery turnaround and expansion lowered volumes in 1Q15 - 3 6 9 12 2011 2012 2013 2014 2015 2016 2017 2018 West Texas Wholesale Other Terminals Drop Down Terminals (1) Big Sandy was not operating during 2011, 2012 and the majority of 2013. However, contract with Delek US has a minimum throughput requirement of 5,000 Bbl/d along with a minimum storage requirement. For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling. (2) Excludes approximately 10 MBbls of shell capacity that is not currently in service. (3) Includes effect of Tyler refinery turnaround during 1Q 2015. Does not include the Big Spring drop down that closed in March 2018. (4) Amounts include the Big Spring logistics assets drop down that closed in March 2018 with an effective date of March 1, 2018. 25 Asset Overview: Terminalling Terminal Count (4) Volume (MBbl/d) (3) Location Number of Tanks Active Shell Capacity (MBbls) Number of Truck Loading Lanes Truck Loading Capacity (MBbl/d) Big Sandy, TX --- --- 3 25 Memphis, TN 12 126 3 20 Nashville, TN (2) 10 128 2 15 Tyler, TX --- --- 11 91 North Little Rock, AR --- --- 2 17 El Dorado, AR --- --- 3 35 Mount Pleasant, TX 7 175 3 10 Big Spring, TX (light products) --- --- 4 54 Primary Terminalling Asset Detail (1)

Summary of Certain Contracts (8)

Initial / Maximum Term [1]	Service	2017 Throughput (bpd)[2]	Minimum Commitment (bpd)	Current Tariff / Fee	Tariff / Fee Index [10]	Termination Provision: Refinery Shutdown	Termination Provision: Force Majeure
Paline Pipeline							
	Crude Oil Transportation	N/A	N/A		FERC	N/A	N/A
				Base tariff of $1.50/Bbl with volume incentive rates available [6]		N/A	N/A
Lion Pipeline System (and SALA Gathering System)							
Five / Fifteen Years	Crude Oil Transportation	59,362	46,000 [3]	$0.9483/Bbl [4]	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	51,927	40,000	$0.1115/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	15,871	14,000	$2.5503/Bbl [4]	FERC		
East Texas Crude Logistics							
Five / Fifteen Years	Crude Oil Transportation	15,780	35,000	$0.4463/Bbl [5]	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$278,923 per month	FERC		
East Texas Marketing							
Ten [7]	Marketing - Tyler Refinery	73,655	50,000	$0.7774/Bbl<50 kbpd; $0.7376/Bbl>50 kbpd [7]	CPI-U		
Memphis Terminal							
Five / Fifteen Years	Dedicated Terminalling Services	7,112	10,000	$0.5578/Bbl	FERC		
North Little Rock Terminal							
Eight / Sixteen Years	Dedicated Terminalling Services	8,848	8,100	$0.2945/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$63,977 per month	PPI-fg		
Big Sandy Terminal & Pipeline							
Five / Fifteen Years	Dedicated Terminalling Services	6,878	5,000	$0.5565/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	6,901	5,000	$0.5565/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$55,735 per month	FERC		
Tyler							
Eight / Sixteen Years	Dedicated Terminalling Services	75,007	50,000	$0.3554/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$832,530 per month	PPI-fg		
Eight / Sixteen Years	Crude Oil Storage	N/A	N/A	$182,790 per month	PPI-fg	Not applicable to this asset	
El Dorado							
Eight / Sixteen Years	Dedicated Terminalling Services	14,149	22,500	$0.5078/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	PPI-fg		
Nine / Fifteen Years	Crude Oil Offloading [9]	N/A	N/A	$1.0155/bbl light; $2.2849/bbl heavy	PPI-fg		
Big Spring							
Ten / fifteen Years	Marketing	N/A	65,000	$0.678/Bbl	PPI-fg		
Ten / fifteen Years	Storage	N/A	N/A	$1.8 million per month	PPI-fg		
Ten / fifteen Years	Rail Offloading	N/A	4,500	$0.400/Bbl	PPI-fg		
Ten / fifteen Years	Dedicated Terminalling Services	N/A	29,250	$0.660/Bbl	PPI-fg		
Ten / fifteen Years	Dedicated Terminalling Services - Asphalt	N/A	1,020 to 2,380 based on seasonality	$8.30/Bbl	PPI-fg		
Ten / fifteen Years	Product Pipeline connections	N/A	27,300	$0.05/Bbl	FERC		
Ten / fifteen Years	Crude Pipeline connections	N/A	77,000	$0.05/Bbl	FERC		

26

Summary of Certain Contracts - footnotes 27 (1) Maximum term assumes an extension of the commercial agreement pursuant to the terms thereof. Please note some terms began as early as Nov. 7, 2012. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.682/Bbl. (6) Current base FERC tariff of $1.50 per barrel. Effective March 1, 2018 implemented TSA of $0.75/bbl at 30,000 bbl/d or greater for 1 year contract. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. The tariff per barrel is based on volume in each period. (8) For more detailed information regarding certain contracts, refer to documents filed with the SEC, including the Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q, Current Reports on Form 8-K and 8-K/A filed on Nov. 7, 2012, Jul. 31, 2013, Aug. 1, 2013, Feb. 14, 2014, April 6, 2015 and March 26, 2018. (9) Crude oil offloading throughput agreement includes an obligated minimum quarterly throughput fee of $1.5 million for throughput of a combination of light and heavy crude. (10) The tariff/fee index can increase or decrease based on the index change pursuant to each contract.

Amended and Restated Omnibus Agreement 28 Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities, including environmental and other liabilities, relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement, please refer to documents filed with the SEC, including the Current Report on Form 8-K filed March 26, 2018, April 6, 2015 and the quarterly report 10Q filed August 6, 2015, as amended on November 6, 2015.

Summary Organization Structure 29 36.5% interest Limited partner-common 94.6% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 61.5% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK (1) Currently a 5.4% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Reconciliation of Distributable Cash Flow

(dollars in millions, except coverage)	2013 [2]	1Q14 [2]	2Q14 [2]	3Q14 [2]	4Q14 [2]	2014 [2]	1Q15 [2]	2Q15 [2]	3Q15 [2]	4Q15 [2]
Reconciliation of Distributable Cash Flow to net cash from operating activities										
Net cash provided by operating activities	$49.4	$14.4	$31.2	$20.1	$20.8	$86.6	$15.8	$30.8	$20.2	$1.3
Accretion of asset retirement obligations	(0.2)	(0.1)	(0.1)	(0.1)	0.0	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)
Deferred income taxes	(0.3)	0.0	(0.1)	(0.0)	0.2	0.1	(0.2)	0.2	0.0	0.0
Gain (Loss) on asset disposals	(0.2)	-	(0.1)	-	(0.0)	(0.1)	(0.0)	0.0	-	(0.1)
Changes in assets and liabilities	8.3	3.4	(6.0)	(1.6)	3.0	(1.2)	3.3	(7.3)	3.6	20.5
Maint. & Reg. Capital Expenditures	(5.1)	(0.8)	(1.0)	(0.8)	(3.9)	(6.5)	(3.3)	(3.9)	(3.5)	(2.7)
Reimbursement for Capital Expenditures	0.8	-	-	-	1.6	1.6	1.6	1.8	2.0	0.2
Distributable Cash Flow	$52.9	$17.0	$24.0	$17.7	$21.8	$80.3	$17.1	$21.4	$22.2	$19.0
Distribution Coverage Ratio [1]	1.35x	1.61x	2.02x	1.42x	1.67x	1.68x	1.25x	1.49x	1.47x	1.18x
Total Distribution [1]	$39.3	$10.5	$11.9	$12.4	$13.1	$47.9	$13.7	$14.4	$15.1	$16.1

(dollars in millions, except coverage)	2015 [2]	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17	3Q17	4Q17	2017
Reconciliation of Distributable Cash Flow to net cash from operating activities											
Net cash provided by operating activities	$68.0	$26.4	$31.2	$29.2	$13.9	$100.7	$23.5	$23.9	$30.5	$9.8	$87.7
Accretion of asset retirement obligations	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)
Deferred income taxes	(0.0)	-	-	-	0.2	0.2	-	(0.1)	(0.0)	0.3	0.1
Gain (Loss) on asset disposals	(0.1)	0.0	-	(0.0)	-	0.0	(0.0)	0.0	0.0	0.0	0.0
Changes in assets and liabilities	20.1	(5.4)	(7.1)	(10.0)	7.7	(14.9)	(3.6)	0.9	(8.5)	14.6	3.4
Maint. & Reg. Capital Expenditures	(13.4)	(0.7)	(0.9)	(0.7)	(3.6)	(5.9)	(2.2)	(2.1)	(0.7)	(4.4)	(9.4)
Reimbursement for Capital Expenditures	5.5	0.2	0.2	0.4	2.4	3.3	0.9	0.5	0.4	1.7	3.5
Distributable Cash Flow	$79.8	$20.4	$23.3	$18.8	$20.6	$83.0	$18.4	$23.0	$21.6	$21.9	$85.0
Distribution Coverage Ratio [1]	1.35x	1.20x	1.29x	0.98x	1.00x	1.11x	0.88x	1.06x	0.97x	0.96x	0.97x
Total Distribution [1]	$59.3	$17.1	$18.1	$19.3	$20.5	$75.0	$21.0	$21.8	$22.3	$22.8	$87.9

(1) Distribution based on actual amounts distributed during the periods; does not include a LTIP accrual. Distribution coverage rato is defined as distributable cash flow divided by total distribution.

(2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.

(3) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015.

30

Note: May not foot due to rounding and annual adjustments that occurred in year end reporting.

Income Statement and Non-GAAP EBITDA Reconciliation

	2013[1]	1Q14[1]	2Q14	3Q14	4Q14	2014[1]	1Q15[2]	2Q15	3Q15	4Q15	2015
Total Net Sales	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**	**$143.5**	**$172.1**	**$165.1**	**$108.9**	**$589.7**
Cost of Goods Sold	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)
Operating Expenses	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)
Contribution Margin	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**	**$24.5**	**$28.8**	**$29.1**	**$26.2**	**$108.6**
Depreciation and Amortization	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)
General and Administration Expense	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)
Gain (Loss) on Asset Disposal	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)
Operating Income	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**	**$17.1**	**$21.1**	**$21.8**	**$17.9**	**$77.9**
Interest Expense, net	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)
(Loss) Income from Equity Method Invesments								(0.1)	(0.3)	(0.1)	(0.6)
Income Taxes	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2
Net Income	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**	**$14.6**	**$18.3**	**$18.6**	**$15.3**	**$66.8**
EBITDA:											
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8
Income Taxes	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)
Depreciation and Amortization	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2
Interest Expense, net	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7
EBITDA	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6	$96.5

	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17	3Q17	4Q17	2017
Total Net Sales	**$104.1**	**$111.9**	**$107.5**	**$124.7**	**$448.1**	**$129.5**	**$126.8**	**$130.6**	**$151.2**	**$538.1**
Cost of Goods Sold	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)	(92.6)	(85.0)	($89.1)	($106.1)	(372.9)
Operating Expenses	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)	(10.4)	(10.0)	($10.7)	($11.4)	(42.4)
Contribution Margin	**$26.8**	**$30.0**	**$24.7**	**$27.2**	**$108.7**	**$26.5**	**$31.8**	**$30.8**	**$33.7**	**$122.8**
Depreciation and Amortization	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)	(5.2)	(5.7)	($5.5)	($5.5)	(21.9)
General and Administration Expense	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)	(2.8)	(2.7)	($2.8)	($4.5)	(12.8)
Gain (Loss) on Asset Disposal	0.0	-	($0.0)	$0.0	0.0	(0.0)	0.0	($0.0)	($0.0)	(0.0)
Operating Income	**$19.0**	**$22.5**	**$17.0**	**$19.2**	**$77.7**	**$18.5**	**$23.4**	**$22.6**	**$23.7**	**$88.1**
Interest Expense, net	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)	(4.1)	(5.5)	($7.1)	($7.3)	(23.9)
(Loss) Income from Equity Method Invesments	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)	0.2	1.2	$1.6	$1.9	5.0
Income Taxes	(0.1)	(0.129)	($0.1)	$0.3	(0.1)	(0.1)	(0.1)	($0.2)	$0.6	0.2
Net Income	**$15.4**	**$18.9**	**$13.2**	**$15.3**	**$62.8**	**$14.6**	**$19.0**	**$16.9**	**$18.9**	**$69.4**
EBITDA:										
Net Income	$15.4	$18.9	$13.2	$15.3	$62.8	$14.6	$19.0	$16.9	$18.9	$69.4
Income Taxes	0.1	0.1	$0.1	($0.3)	0.1	0.1	0.1	0.2	(0.6)	(0.2)
Depreciation and Amortization	5.0	4.8	$5.4	$5.6	20.8	5.2	5.7	5.5	5.5	21.9
Interest Expense, net	3.2	3.3	$3.4	$3.7	13.6	4.1	5.5	7.1	7.3	23.9
EBITDA	$23.7	$27.1	$22.0	$24.4	$97.3	$23.9	$30.3	$29.7	$31.1	$115.0

(1) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(2) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
Note: May not foot due to rounding.

Delek LOGISTICS

31

Non-GAAP Reconciliations of Forecasted Dropdown EBITDA (1) 32 (1) Based on projected range of potential future logistics assets that could be dropped to Delek Logistics from Delek US in the future. Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. Reconciliation of Forecasted Logistics Dropdown EBITDA to Forecasted Amounts under US GAAP Delek Logistics Partners LP ($ in millions) Forecasted Net Income Range 2.9$ 3.3$ Add: Depreciation and amortization expenses 15.6$ 17.7$ Add: Interest and financing costs, net 11.5$ 13.0$ Forecasted EBITDA Range 30.0$ 34.0$ Potential Dropdown Range

Non-GAAP Reconciliations of Forecasted Dropdown EBITDA (1) 33 (1) Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. (2) This amount represents the forecasted 2019 performance for the total joint venture. Each partner will record performance based on their respective percentage ownership in the joint venture. ($ in millions) Tanks, Terminals and Marketing Agreement Forecasted Net income $ 20.5 Add: Income tax expense - Depreciation and amortization 5.1 Interest expense, net 14.6 Forecasted EBITDA $ 40.2 Big Spring Logistics Drop Down and Marketing Agreement Reconcili tion of Forecasted Annualized EBITDA to Forecasted Net Income ($ in millions) DKGP Joint Venture (2) Forecasted Net income $ 11.0 Add: Income tax expense - Depreciation and amortization 8.2 Interest expense, net - Forecasted EBITDA $ 19.2 DKGP Energy Terminals LLC Reconciliation of Forecasted 2019 EBITDA to Forecasted Net Income

34 Investor Relations Contact: Kevin Kremke Keith Johnson Executive Vice President and CFO Vice President of Investor Relations 615-224-1323 615-435-1366